UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 13, 2014
(Date of earliest event reported)

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7386 Pershing Ave, University City, Missouri 63130
(Address of principal executive offices)

(314) 862-8670
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01 Other Events

On October 13, 2014, Cleantech Biofuels, Inc. (“CleanTech”) entered into a nonbinding Memorandum of Understanding (“MOU”) with James Avenue LLC (the “Site Owner”), 25 Van Keuren LLC (the “Applicant”), and Joseph Smentkowski, Inc. (the “Tenant”), together the “Giordano Parties”, and together with CleanTech (the “Parties”), that memorializes the Parties’ intent for CleanTech to develop and operate a Municipal Solid Waste transfer station and biomass recovery plant on land in Jersey City, NJ currently owned by James Avenue LLC.

All Parties agree to work towards Definitive Agreements, as soon as reasonably practicable, including but not limited to: (i) an escrow agreement whereby CleanTech would fund engineering and legal expenses incurred during the permitting application process, (ii) an option agreement providing CleanTech the right to purchase the Applicant, (iii) a lease agreement between the Site Owner and the Applicant for a period of not less than 20 years, including two 5 year options to extend the term of the lease to 30 years, (iv) non-compete agreements from the Giordano Parties and their respective affiliates, and (v) an agreement between Tenant and Site Owner whereby Tenant would vacate the site and terminate any lease agreement with the Site Owner on or before CleanTech’s purchase of the Applicant.

This MOU will terminate upon the earlier of: (i) execution of the Definitive Agreements, (ii) mutual agreement between the Parties, and (iii) 5 PM (EST) on June 29, 2015.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.33	Memorandum of Understanding between Cleantech Biofuels, Inc., James Avenue LLC, 25 Van Keuren LLC and Joseph Smentkowski, Inc. dated October 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: October 17, 2014	By:	/s/ Edward P. Hennessey
		Name:	Edward P. Hennessey
		Title:	Chief Executive Officer and President